UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 25, 2007

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 300, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement with Richard F. Brown
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On June 25, 2007, MMA Financial, Inc., a wholly owned subsidiary of the registrant, and Richard F. Brown executed an employment agreement pursuant to which he will become an Executive Vice President of MMA Financial, Inc. responsible for human resources as well as strategic planning matters. The employment agreement has a term ending on December 31, 2008 and provides for an initial base salary of $350,000 with a scheduled increase of $50,000 per annum effective on January 1, 2008. The agreement provides for an annual incentive compensation award of up to 100% of the then effective base compensation under the agreement.

The employment agreement also contains the following terms and conditions:

• We may terminate the agreement for "cause," which includes Mr. Brown’s gross negligence, intentional misconduct, conviction of a serious crime, breach of certain non-competition restrictions or breach of the duty of loyalty. "Cause" also includes certain violations of the law and certain failures by Mr. Brown to perform services reasonably requested of him. If we terminate the agreement for cause or Mr. Brown terminates the agreement for other than "good reason" (defined below), he will receive his base salary up through the date of termination but no portion of any incentive compensation for the fiscal year.

• If we terminate the agreement without cause, Mr. Brown terminates the agreement for "good reason" (e.g., reduction of compensation or diminution of duties) or if Mr. Brown becomes disabled, Mr. Brown is entitled to receive his base salary through the date of termination plus a proportionate share of the incentive compensation that he would have earned for that year. Upon termination of the agreement by us without cause, by Mr. Brown for good reason or upon his death or disability, any outstanding equity awards will become fully vested.

• If: (a) we terminate the agreement without cause, or (b) Mr. Brown becomes disabled, we will pay Mr. Brown a severance payment equal to twelve months’ base salary. If Mr. Brown terminates the agreement for good reason, we will pay Mr. Brown a severance payment equal to the lesser of twelve months’ base salary or the remaining base salary payable to him during the term of the agreement.

• The agreement provides for a death benefit equal to two years’ base salary in the event of Mr. Brown's death.

• In the event that Mr. Brown is terminated by us due to unsatisfactory performance, Mr. Brown is entitled to be paid his base salary through the termination date and a severance payment equal to twelve months of his then effective base salary.

• Notwithstanding the other severance payment provisions, if the agreement is terminated by us without cause or by Mr. Brown with good reason in either case within 18 months of a "change in control" (as defined in the agreement) he will receive a payment equal to either (a) $500,000 if the termination date is within 12 months after the effective date of the agreement or (b) $1,000,000 if the termination date is more than 12 months after the effective date of the agreement. In addition, the agreement provides that if it is permitted to expire following a change in control without renewal or replacement for a term of at least one year, Mr. Brown shall be entitled on the expiration date to a severance payment in the amount of $500,000.

• For a twelve-month period following termination of his employment, Mr. Brown has agreed not to compete with the company, and for a two year period following the termiation of his employment, Mr. Brown has agreed not to divulge confidential company information, solicit company employees or customers or disparage the company.

• The agreement requires us to indemnify the executive from any and all liability for acts or omissions of the executive performed in the course of his employment, provided that such acts or omissions do not constitute (a) criminal conduct, (b) willful misconduct or (c) a fraud upon, or a breach of the duty of loyalty to, the company.

Employment Agreement with Jenny Netzer
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On June 27, 2007, MMA Financial, Inc., a wholly owned subsidiary of the registrant, and Jenny Netzer executed an employment agreement pursuant to which she will continue to serve as an Executive Vice President of MMA Financial responsible for leading its new product development initiatives related to affordable housing and tax advantaged housing as well as strategic initiatives. The employment agreement has a term ending on December 31, 2010 and provides for an initial base salary of $325,000 retroactive to March 1, 2007, with annual increases of $25,000 on each March 1 through the term of the agreement. The agreement provides for an annual incentive compensation award of up to 200% of the then effective base compensation under the agreement.

The employment agreement also contains the following terms and conditions:

• We may terminate the agreement for "cause," which includes Ms. Netzer’s gross negligence, intentional misconduct, conviction of a serious crime, breach of certain non-competition restrictions or breach of the duty of loyalty. "Cause" also includes certain violations of the law and certain failures by Ms. Netzer to perform services reasonably requested of her. If we terminate the agreement for cause or Ms. Netzer terminates the agreement for other than "good reason" (defined below), she will receive his base salary up through the date of termination but no portion of any incentive compensation for the fiscal year.

• If we terminate the agreement without cause, Ms. Netzer terminates the agreement for "good reason" (e.g., reduction of compensation or diminution of duties) or if she becomes disabled, Ms. Netzer is entitled to receive her base salary through the date of termination plus a proportionate share of the incentive compensation that she would have earned for that year. Upon termination of the agreement by us without cause, by Ms. Netzer for good reason or upon her death or disability, any outstanding equity awards will become fully vested.

• If: (a) we terminate the agreement without cause, or (b) Ms. Netzer becomes disabled, we will pay Ms. Netzer a severance payment equal to twelve months’ base salary. If Ms. Netzer terminates the agreement for good reason, we will pay her a severance payment equal to the lesser of twelve months’ base salary or the remaining base salary payable to her during the term of the agreement.

• The agreement provides for a death benefit equal to two years’ base salary in the event of Ms. Netzer's death.

• In the event that Ms. Netzer is terminated by us for unsatisfactory performance, she is entitled to be paid her base salary through the termination date and a severance payment equal to twelve months of the then effective base salary under the agreement.

• Notwithstanding the other severance payment provisions, if the agreement is terminated by us without cause or Ms. Netzer with good reason in either case within 18 months of a "change in control" (as defined in the agreement) she will receive a payment equal to two years of the then effective base salary under the agreement.

• For a twelve-month period following termination of her employment, Ms. Netzer has agreed not to compete with the company, and for a two year period following the termiation of her employment, Ms. Netzer has agreed not to divulge confidential company information, solicit company employees or customers or disparage the company.

• The agreement requires us to indemnify the executive from any and all liability for acts or omissions of the executive performed in the course of her employment, provided that such acts or omissions do not constitute (a) criminal conduct, (b) willful misconduct or (c) a fraud upon, or a breach of the duty of loyalty to, the company.

Item 9.01 Financial Statements and Exhibits.

10.1 Employment Agreement by and between MMA Financial, Inc. and Richard F. Brown dated as of June 25, 2007.

10.2 Employment Agreement by and between MMA Financial, Inc. and Jenny Netzer dated as of June 27, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

June 29, 2007	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement by and between MMA Financial, Inc. and Richard F. Brown dated as of June 25, 2007.
10.2	Employment Agreement by and between MMA Financial, Inc. and Jenny Netzer dated as of June 27, 2007.